Exhibit 9(i)(a) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

Amendment to EXHIBIT 1
FA=Fund Accounting
SR=Shareholder Recordkeeping

CONTRACT                                                      SERVICES

DATE        INVESTMENT COMPANY                                PROVIDED



           Independence One Mutual Funds

6/21/94     Independence One Michigan Municipal Cash Fund     SR,FA

              Investment Shares

              Trust Shares

6/21/94     Independence One Prime Money Market Fund          SR, FA

              Class A Shares

              Class B Shares

6/21/94     Independence One U.S. Government Securities Fund  SR, FA
6/21/94       Investment Shares

6/21/94       Trust Shares

6/21/94     Independence One U.S. Treasury Money Market Fund  SR, FA

9/25/95     Independence One Equity Plus Fund                 SR, FA

10/23/95    Independence One Fixed Income Fund                SR, FA

11/20/95    Independence One Michigan Municipal Bond Fund     SR, FA

3/4/98      Independence One International Equity Fund        SR, FA

3/4/98      Independence One Small Cap Fund                   SR, FA